EXPLANATORY NOTE

This is an “exhibits-only” post-qualification amendment to an offering statement on Form 1-A filed by Phoenix Capital Group Holdings, LLC (“Phoenix”). Such offering statement (SEC File No. 024-11723) was originally filed by Phoenix on November 19, 2021, was amended by Phoenix on multiple occasions thereafter and was qualified by the U.S. Securities and Exchange Commission (the “SEC”) on December 23, 2021.

The purpose of this post-qualification amendment is to file the updated Form of Loan Agreement by and between Phoenix Capital Group Holdings, LLC and Phoenix Capital Group Holdings I LLC (Exhibit 6(g)).

PART III—EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Broker-Dealer Agreement by and between Dalmore Group LLC and Phoenix Capital Group Holdings, LLC, effective as of March 15, 2023*

(2)(a)	Certificate of Formation of Phoenix Capital Group Holdings, LLC*

(2)(b)	Limited Liability Company Operating Agreement of Phoenix Capital Group Holdings, LLC, dated as of April 23, 2019, as amended*

(3)(a)	Form of Indenture between Phoenix Capital Group Holdings, LLC and UMB Bank, N.A., as trustee, dated as of January 12, 2022*

(3)(b)	Form of Bond, as of May 25, 2023 *

(3)(c)	Supplemental Indenture between Phoenix Capital Group Holdings, LLC and UMB Bank, N.A., as trustee, dated as of February 1, 2022*

(3)(d)	Second Supplemental Indenture between Phoenix Capital Group Holdings, LLC and UMB Bank, N.A., as trustee, dated as of July 18, 2022*

(3)(e)	Third Supplemental Indenture between Phoenix Capital Group Holdings, LLC and UMB Bank, N.A., as trustee, dated as of May 25, 2023 *

(4)	Subscription Agreement *

(6)(a)	Profits Interest Award Agreement, by and between Phoenix Capital Group Holdings, LLC and Kris Woods, dated as of August 1, 2019*

(6)(b)	Profits Interest Award Agreement, by and between Phoenix Capital Group Holdings, LLC and Lindsey Wilson, dated as of April 23, 2019*

(6)(c)	Profits Interest Award Agreement, by and between Phoenix Capital Group Holdings, LLC and Curtis Allen, dated as of February 1, 2020*

(6)(d)	Security Agreement, by and between Phoenix Capital Group Holdings, LLC and Amarillo National Bank, LLC, dated as of June 24, 2023*

(6)(e)	Commercial Credit Agreement by and between Phoenix Capital Group Holdings, LLC and Amarillo National Bank, LLC, dated as of June 24, 2023*

(6)(f)	Promissory Note, by and between Phoenix Capital Group Holdings, LLC and Amarillo National Bank, LLC, dated as of June 24, 2023*

(6)(g)	Form of Loan Agreement by and between Phoenix Capital Group Holdings, LLC and Phoenix Capital Group Holdings I LLC

(6)(h)	Employment Agreement by and between Phoenix Capital Group Holdings, LLC and Adam Ferrari, dated as of April 17, 2023*

(6)(i)	Phoenix Operating, LLC Operating Agreement dated January 13, 2023*

6(k)	Amended and Restated Broker-Dealer Agreement between Phoenix Capital Group Holdings I, LLC, Phoenix Capital Group Holdings, LLC, and Dalmore Group, dated June 5, 2023*

(11)(a)	Consent of Cherry Bekaert LLP*

(11)(b)	Consent of KVCF, PLC**

(12)	Opinion of KVCF, PLC regarding legality of the Bonds*

*	Previously filed
**	Included with the legal opinion provided pursuant to item (12)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Los Angeles of California on September 8, 2023.

Phoenix Capital Group Holdings, LLC, a Delaware limited liability company

By:	/s/ Lindsey Wilson
Name:	Lindsey Wilson
Title:	Manager

Date:	September 8, 2023

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

By:	/s/ Lindsey Wilson
Name:	Lindsey Wilson
Its:	Manager & Chief Operating Officer

Date:	September 8, 2023

By:	/s/ Curtis Allen
Name:	Curtis Allen
Its:	Chief Financial Officer

Date:	September 8, 2023